Exhibit 99.1

Interpace Biosciences Announces Early Repayment of Debt to BroadOak Capital Partners

PARSIPPANY, NJ, Dec 3, 2025 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (OTCID : IDXG) (“Interpace” or the “Company”) today announced that it has fully repaid its outstanding term loan facility with BroadOak Capital Partners (“BroadOak”) prior to the facility’s maturity date.

The repayment satisfies the Company’s obligations under the Loan and Security Agreement originally entered into on October 29, 2021, with BroadOak Fund V, L.P. By retiring this debt early, Interpace eliminates related interest expenses, providing increased operational flexibility to support future growth.

“The early repayment of the BroadOak facility is a significant milestone for Interpace and a testament to our robust financial performance and disciplined capital management,” said Chris McCarthy, Chief Financial Officer. “Over the past several years, BroadOak has been a valuable partner, supporting our strategic turnaround and transition to profitability. With this debt retired, we have strengthened our balance sheet, positioning us to focus our full resources on driving commercial growth as we continue to deliver record testing volumes and revenue  for our thyroid tests.”

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provide clinically useful molecular diagnostic tests and bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has two commercialized molecular tests: ThyGeNEXT for the diagnosis of thyroid cancer from thyroid nodules utilizing a next-generation sequencing assay and ThyraMIRv2, used in combination with ThyGeNEXT, for the diagnosis of thyroid cancer utilizing a proprietary microRNA pairwise expression profiler along with algorithmic classification.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, the possibility that the Company’s estimates of future revenue and cash flows  may prove to be materially inaccurate, the Company’s prior history of operating losses, the Company’s ability to adequately finance its business and seek alternative sources of financing, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect, and the Company’s ability to continue to restructure itself in light of the loss of reimbursement for its PancraGEN product.

Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Interpace Biosciences, Inc.

(855)-776-6419

Info@Interpace.com